UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

FIRST REGIONAL BANCORP

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1801 Century Park East, Suite 1430 Los Angeles CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 839 - 2083

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed in a Current Report on Form 8-K filed October 19, 2012, on June 19, 2012, First Regional Bancorp (the “Company”), pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”) filed a voluntary petition in the United States Bankruptcy Court for the Central District of California, seeking relief under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code. The bankruptcy case is pending in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Bankruptcy Court”), as Case No. 2:12-bk-31372-ER.

As previously disclosed in a Current Report on Form 8-K filed May 29, 2013, the Bankruptcy Court approved the terms of a Chapter 11 Plan of Reorganization for the Company on May 23, 2013. On August 23, 2013, the Bankruptcy Court, entered an order in the Chapter 11 bankruptcy case of the Company, confirming the Second Amended Chapter 11 Liquidating Plan (the “Plan”) which was proposed in the case by the Company. A copy of the Confirmation Order is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Summary

The following is a summary of the material terms of the Plan. This summary only highlights certain substantive provisions of the Plan and is not a complete description of the Plan. This summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. All capitalized terms used herein but not otherwise defined have the meanings set forth in the Plan. The following description of the Plan is intended as a summary only, and is, in all respects, subject to the terms of the Plan itself, which govern.

The Plan is generally a liquidating plan under chapter 11 of the Bankruptcy Code, that embodies an arms-length compromise of claims (the “ERISA Claims”) asserted in Harris, et al. v. First Regional Bancorp, et al., which is pending before the United States District Court for the Central District of California (“District Court”) as civil Case No. CV10-7164 CJC (MLGx) (the “ERISA Claims Settlement”). Pursuant to the Plan, on the Plan Effective Date (a) the ERISA Claims Settlement will be implemented, and (b) substantially all of the assets of the Company will be transferred to a liquidating trust and the Company will be dissolved. The liquidating trust is to liquidate substantially all of the assets it receives from the Company and distribute the available cash to holders of allowed claims (other than the ERISA Claims), consistent with the priority provisions of the Bankruptcy Code. For this purpose, the available cash is the proceeds that remain after implementing the ERISA Claims Settlement and paying certain administrative, tax and secured claims, and establishing certain reserves.

The Plan also provides for the cancellation of all equity interests in the Company without any distribution or other payment. The outstanding equity interests, prior to this cancellation, consist entirely of shares of common stock, no par value, of which 11,836,000 shares are outstanding.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto may contain certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Second Amended Chapter 11 Liquidating Plan.

99.1	Confirmation Order, dated August 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REGIONAL BANCORP
(Registrant)

August 29, 2013	By:	/s/ Thomas E. McCullough

Thomas E. McCullough
Corporate Secretary